UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On May 23, 2018, the proxy solicitor to American Realty Capital New York City REIT, Inc. (the “Company”) mailed the following letter in connection with the Company’s 2018 annual meeting of stockholders.

Alliance Advisors	Shareholder Services Department

May 23, 2018

IMPORTANT

Re:	Your Investment in American Realty Capital New York City REIT, Inc.

(Voting Cutoff Wednesday, May 30, 2018)

Dear Shareholder,

You recently received proxy materials for the upcoming American Realty Capital New York City REIT, Inc. (“NYCR”) annual meeting of stockholders to be held on May 31, 2018. According to our latest records, your account is unvoted. For your convenience we have enclosed an additional voting form.

Thank you for your confidence in NYCR and for voting in previous NYCR annual meetings. The company asks that you support this important process once again.

Your vote is very important. The voting deadline is approaching; please vote your shares immediately to help NYCR and its shareholders avoid a costly adjournment.

If you have any questions, or need assistance with the voting of your shares, please contact me at 855-976-3323, Monday through Friday between 9 a.m. and 10 p.m. and Saturday between 10 a.m. and 6 p.m. Eastern time. This important vote will take only a moment of your time. Alliance Advisors has been engaged by NYCR to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Melissa Carlson

Assistant Vice President

Alliance Advisors, LLC - 200 Broadacres Drive - Bloomfield NJ 07003